CONSULTING SERVICES AGREEMENT


     This Consulting Services Agreement (the "Agreement") is made and entered into as of the 16th day of October 2001 (the
"Effective Date"), by and between COMMODORE MINERALS, INC., d/b/a
INTAC International, a Nevada corporation (the "Company"), and J.
DAVID DARNELL, a resident of the State of Texas, U.S.A.
("Consultant").

     WHEREAS, Consultant possesses a level of expertise in financial and strategic planning services and public reporting matters;

     WHEREAS, the Company desires to engage the services of Consultant to assist the Company with certain projects and such other assignments as may arise from time to time; and

     WHEREAS, the Company desires to engage Consultant, and Consultant desires to provide certain consulting services for the Company, all pursuant to the terms contained in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. TERM. This Agreement shall commence on the Effective Date and continue for an initial term ending on December 31, 2001 ("Initial Term"). After the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year each (each a "Renewal Term") unless either party provide prior written notice at lease thirty (30) days prior to the end of such Initial Term or Renewal Term, as applicable, of its intention not to renew this Agreement. Either party may terminate this Agreement, with or without reason, either during the Initial Term or any Renewal Term, simply by providing the other party hereto with thirty (30) days advance written notice. Both the Initial Term and any subsequent Renewal Term shall be referred to herein as the "Term."

2.   Performance of Services.

     2.1 Services. Consultant agrees to provide, upon request by the Company, such financial and strategic planning, public reporting, consulting and advisory services ("Services") to the Company or its subsidiary entities, the scope and nature of which shall be subject to change from time to time, as shall be mutually agreed upon by the Company and Consultant.

     2.2 Non-Exclusive Arrangement. The Company acknowledges and agrees that Consultant is free to perform similar services for other persons or entities and that this Agreement is not an exclusive arrangement for the services of Consultant. The Company also acknowledges and agrees that Consultant shall not be required to expend more than fifteen (15) hours per week providing the Services, which fifteen (15) hours shall not include or take into account, if applicable, Consultant's attendance at Board of Directors' meetings as a Director or travel time incurred by Consultant pursuant to the terms of this Agreement.

3.   COMPENSATION AND EXPENSES.

     3.1 Fee. Subject to the terms and conditions hereof, in consideration of the Services to be rendered by Consultant in favor of the Company and/or affiliates of the Company during the Term, Consultant shall receive $100 per hour ("Hourly Fee"). Consultant shall not receive an Hourly Fee in connection with his duties as a Director. Consultant shall provide the Company with a reasonably detailed invoice of his Services (indicating, for example (and at a minimum), the date that the Service was provided, the amount of time spent (broken down to the nearest 15-minute increment) and a description of the task performed and the result thereof), whereupon the Company shall pay



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          Consultant for such invoice within thirty (30) days of
          the date of receiving such invoice. To the extent the Company requests any additional documentation under
          Section 3.3 below or otherwise disagrees with or questions the invoice amount as provided therein, the Company shall have no obligation to pay Consultant for any amount disputed in good faith until the final resolution thereof; provided, however, the Company diligently attempts to promptly resolve all such disputes.

     3.2 Reimbursement of Expenses. The Company agrees to reimburse Consultant within thirty (30) days of receipt of an invoice therefor for all out-of-pocket expenses relating to this Agreement or the Services rendered hereunder. These expenses shall be summarized in report form, accompanied with appropriate support data or receipts, and may include but are not limited to travel and entertainment, postage, overnight delivery, courier, long distance telephone, facsimile, special secretarial services, printing and other similar charges. Any expense in excess of $1,500.00 shall not be reimbursed by the Company unless Consultant obtains approval from the Company prior to incurring any such expense.

     3.3 Waiver. In the event that the Company disagrees with or questions any amount due under an invoice or requires additional back-up information with respect to the invoice amounts, the Company agrees that it shall communicate such disagreement to, or request some additional back-up materials from, Consultant in writing within thirty (30) days of the invoice date. Any claims not made within such period shall be deemed waived.

     3.4 Applicable Taxes. All fees, charges and other amounts payable to Consultant hereunder do not include any sales, use, excise, value added or other applicable taxes, tariffs or duties, payment of which shall be the sole responsibility of the Company (excluding any applicable taxes based on Consultant's income). In the event that such taxes, tariffs or duties are assessed against Consultant, the Company shall reimburse Consultant for any such amounts paid by Consultant.

4. EFFECT OF TERMINATION. In the event this Agreement is terminated by either party, Consultant agrees to provide a final invoice for all fees and reimbursable expenses due no later than thirty (30) days after the stated termination date. The Company agrees to cause such invoice to be paid, or provide notice to Consultant that some of all of such invoiced amounts are being contested by the Company, within thirty (30) days of receipt thereof.

5. INDEPENDENT CONTRACTOR. Consultant is performing the Services as an independent contractor and not as an employee of the Company, and Consultant shall not be entitled to receive any compensation, benefits or other incidents of employment from the Company. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Company and Consultant, nor shall anything in this Agreement be deemed to constitute Consultant or the Company the agent of the other. Neither Consultant nor the Company shall be or become liable or bound by any representation, act or omission whatsoever of the other.

6. STOCK/STOCK OPTIONS. The parties hereto agree that if Consultant should at some point in the future be offered a senior executive officer position with the Company and, as part of such engagement, he shall be offered restricted stock grants and/or stock options, the Company shall use commercially reasonable efforts to determine the appropriateness and effects of issuing such stock grants and/or stock options at an agreed upon price of $3.45 per share. Consultant acknowledges that nothing contained herein shall be construed to infer that Consultant shall or may be offered restricted stock grants or stock options in the future or that Consultant has any right thereto. Further, nothing contained herein shall be construed to infer that Consultant has any right regarding an offer of employment in the future.

7. CONFIDENTIALITY. All nonpublic information gathered, developed and otherwise made known to Consultant shall be held in confidence and only disclosed with the consent of the Company or as required by law or


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     legal process.  The confidentiality restrictions and
     obligations imposed by this Section shall terminate two (2) years after expiration or termination of this Agreement.

8. NONASSIGNABILITY; BINDING EFFECT. Neither party shall assign, transfer or subcontract this Agreement or any of its obligations hereunder without the other party's express, prior written consent.

9. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon personal delivery, five
     (5) days after being mailed by registered or certified mail, return receipt requested, or one (1) business day after being sent by nationally recognized overnight courier. Notices shall be addressed as follows:

     If to the Company:     Commodore Minerals, Inc.
                            Unit 1809, 18/F., Modern Warehouse
                            6 Shing Yip Street, Kwun Tong
                            Kowloon, Kong Kong
                            Attention:  Wei Zhou

     If to Consultant:      J. David Darnell
                            4303 Bretton Bay
                            Dallas, Texas  75287


10. NONSOLICITATION OF EMPLOYEES. Consultant shall not, during the term of this Agreement and for one (1) year after its termination, solicit or hire as an employee, consultant or otherwise any of the Company's employees or independent contractors, without the Company's express written consent.

11. INTEGRATION; AMENDMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to its subject matter and supersedes all prior and contemporaneous representations, proposals, discussions and communications, whether oral or in writing. This Agreement may be modified only in writing and shall be enforceable in accordance with its terms when signed by each of the parties hereto.

12. AMBIGUITIES. In the event that it shall be determined that there is any ambiguity contained herein, such ambiguity shall not be construed against either party hereto as a result of such party's preparation of this Agreement, but shall be construed in light of all of the facts, circumstances and intentions of the parties at the time this Agreement is executed.

13. SEVERABILITY; GOVERNING LAW. If any one or more of the provisions or subjects contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the validity and enforceability of any other provisions or subjects of this Agreement, and it is the intention of the parties that there shall be substituted for such invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be valid, legal and enforceable. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provision thereof.

14.  SURVIVAL.  Paragraphs 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13,
     14 and 15 shall survive any expiration or termination of this Agreement.

15. ATTORNEYS' FEES AND COSTS. If any action in arbitration or at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

16. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it will not be necessary to produce or account for more than one counterpart of


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     this Agreement.  Furthermore, a photocopy of any counterpart will be valid and have the same effect as an original.

17. HEADINGS. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.





                    [Signature Page Follows]
















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The parties hereto have executed the Agreement as of the date specified below.

Company:
-------

COMMODORE MINERALS, INC.


By:  /s/  WEI ZHOU                 Dated:    October 16, 2001
   ---------------------------
   Wei Zhou, Chief Executive
     Officer



Consultant:
----------



  /s/  J. DAVID DARNELL            Dated:    October 16, 2001
------------------------------
J. DAVID DARNELL

















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